UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

BIOANALYTICAL SYSTEMS, INC. (Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23357 (Commission File Number)	35-1345024 (I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA (Address of principal executive offices)	47906-1382 (Zip Code)

Registrant's telephone number, including area code:  (765) 463-4527

Item 1.01.    Entry into a Material Definitive Agreement.

On December 8, 2004, Bioanalytical Systems, Inc. (the “Company”) issued a press release announcing that the Company has reached an agreement providing for the sale and leaseback of the building that currently houses its clinical research facility in downtown Baltimore, Maryland. BASi will receive $6.5 million in cash from the transaction and will lease 85% of the building for three years at near market rate. Proceeds from the transaction will be used to reduce debt and increase working capital. A purchase agreement was executed, due diligence satisfactorily completed, and a nonrefundable $1,000,000 deposit is in escrow. The transaction is scheduled to close in early January, 2005.

The full text of the press release is furnished as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

        99.1     Bioanalytical Systems, Inc. press release, issued December 8, 2004.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2004	Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Michael R. Cox VP-Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No. 99.1	Description Bioanalytical Systems, Inc. press release, issued December 8, 2004.